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			       MASTER LEASING AGREEMENT



			      Dated as of April 15, 1997



				      Among



			 The financial institutions party hereto,


				 as Lessor Parties



			      CBL Capital Corporation,


			    as Agent for the Lessor Parties



				      and



			     The Southland Corporation,


				   as Lessee


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					 Tab 1

				  TABLE OF CONTENTS

			     (Master Leasing Agreement)





Section                                                                Page
-------                                                                ----

1.     Definitions                                                        1

2.     Agreement for Lease of Equipment                                   6

3.     Delivery                                                           7

4.     Lease Term                                                         9

5.     Rent                                                               9

6.     Use of Equipment                                                  10

7.     Improvements and Repair of Equipment                              11

8.     Insurance                                                         13

9.     Indemnity                                                         14

10.    Sale or Disposition of Equipment; Adjustment of Rent              15

11.    Loss or Destruction of the Equipment                              17

12.    Surrender of Equipment                                            18

13.    Events of Default                                                 18

14.    Rights of Lessor upon Default of Lessee; Allocation of Proceeds   19

15.    Equipment To Be and Remain Personal Property                      21

16.    Purchase of Equipment; Extended Term                              22

17.    Finance Lease Status                                              22

18.    Disclaimer of Warranties                                          23

				  TABLE OF CONTENTS


				     (Continued)





Section                                                                 Page
-------                                                                 ----

19.    Assignment by Lessor                                               23

20.    Additional Representations and Covenants of Lessee                 24

21.    Facility Fees                                                      25

22.    Agent                                                              25

23.    Miscellaneous                                                      27

	 -         Signature Lines                                        29

	 -         Exhibit A

				MASTER LEASING AGREEMENT


     Master Leasing Agreement, dated as of April 15, 1997 by and among The Southland Corporation (herein called "Lessee"), the financial institutions from time to time party hereto as "Lessor Parties" (as defined herein) and CBL Capital Corporation of Foster City, California ("CBL") as Agent for the Lessor Parties.

     In consideration of the mutual covenants hereinafter contained, Lessor Parties, Agent and Lessee agree as follows:

     1.     DEFINITIONS.  As herein used:

     (a) "ACQUISITION COST" of Equipment is an amount equal to the sum of the vendor's delivered price, dealer's delivery and handling charges, the cost of any original equipment which may be added, excise tax on the Equipment, any applicable sales and use taxes, expenses of installation and freight, and other expenses required to effect delivery of the Equipment to Lessee which amount may include research and development costs, software development costs, engineering, training, installation and any labor costs associated therewith subject to capitalization for the Software Equipment, less purchase discounts obtained.

     (b) "AGENT" shall mean CBL Capital Corporation, in its separate capacity as Agent for the Lessor Parties hereunder, together with any successor agent appointed in accordance with the terms hereof.

     (c) The "AGGREGATE AMORTIZATION" of any Equipment is an amount equal to the sum total of the Quarterly Amortization Figures for each of the quarters for which Rent for the Equipment has been paid.

     (d) "AGGREGATE LEASE LINE" shall mean an amount equal to the Maximum Tranche A Value plus the Maximum Tranche B Value provided, however, that Lessee shall have the right to reduce the amount of the Aggregate Lease Line any time during the Commitment Period upon prior written notice to Agent and the Maximum Tranche A Value, the Maximum Tranche B Value and the Tranche A Commitment and Tranche B Commitment of each Lessor Party shall be proportionally reduced.

     (e) "ASSIGNMENT CERTIFICATE" shall mean an Assignment Certificate in substantially the form of Exhibit A attached hereto evidencing the sale and assignment by a Lessor Party and the purchase and acceptance by its assignee of the obligations under this Master Leasing Agreement specified therein.

     (f) "BASE AMOUNT" means, as to any Equipment sold immediately upon the expiration of the Non-Cancelable Term, the Acquisition Cost of such Equipment, and as to any Equipment sold after the expiration of the Non-Cancelable Term, the Unamortized Value of such Equipment at the termination of its lease term.

     (g) "BASIC TERM" shall mean as to any item of Equipment the amortization period for such Equipment, selected by Lessee and approved by Agent, as stated in the applicable Individual Leasing Record. Lessee shall select amortization periods based on the following table:

		TYPE OF EQUIPMENT                          NO. OF QUARTERS
		-----------------                          ---------------
	Equipment listed in Subsection 1(m)                     20

     In determining the Basic Term of Equipment, the anticipated useful life of such Equipment as it will be used by Lessee shall be considered, and upon request, Lessee will furnish Agent with information with respect thereto.

     (h) "COMMITMENT PERIOD" shall mean the period commencing on July 1, 1997 (the "COMMITMENT START DATE") and continuing through and including January 4, 1999 provided, however, that Lessee may terminate the Commitment Period on any earlier date upon prior written notice to Agent.

     (i)    (1)    "CONTINGENT RENT" shall mean the amount by which the
proceeds of sale of the Equipment pursuant to Section 10 of this Master Leasing Agreement are less than they would have been because of abuse, damage, extraordinary wear and tear or excessive usage or because the Equipment has not been maintained in accordance with the provisions of Sections 6 and 7 hereof. In the event Agent and Lessee cannot agree on the amount of Contingent Rent due, if any, they shall utilize the appraisal procedure provided for in Section 10, with the consequences set forth therein.

	    (2) If the sale proceeds of the Equipment transmitted to Agent are less than the Unguaranteed Residual, Lessee shall, in addition, be obligated to pay, and shall pay to Agent, the amount (if any) of Contingent Rent with respect to the Equipment as is then determined in accordance with Subsection 1(i)(1), provided, however, that the amount of any Contingent Rent will not be greater than the amount by which the Unguaranteed Residual exceeds such proceeds of sale.

     (j) "CREDIT AGREEMENT" means the Credit Agreement, dated as of February 27, 1997, among The Southland Corporation, Citibank N.A., as Administrative Agent, The Sakura Bank Limited, New York Branch, as Co-Agent and the financial institutions party thereto, as Senior Lenders, as the same may be amended, renewed, or restated from time to time; PROVIDED, HOWEVER, that if at any time the Credit Agreement is terminated or Lessee ceases to have a right to borrow or maintain borrowings thereunder, "CREDIT AGREEMENT" shall mean the Credit Agreement in effect at the time such agreement was terminated or Lessee ceased to have such rights.

     (k) "CREDIT AGREEMENT COVENANTS" means each of the covenants set forth in Article IX of the Credit Agreement (or any successor and/or similar provisions thereto contained in the Credit Agreement as amended or waived from time to time); PROVIDED, HOWEVER, that the Lessee shall be obligated by this Master Leasing Agreement to perform such covenants, for the periods stated therein, until payment in full of the Unamortized Value and all other amounts due and owing to Agent, on behalf of the Lessor Parties, hereunder; and PROVIDED FURTHER that if, at any time, the Credit Agreement is terminated or Lessee ceases to have a right to borrow or maintain borrowings thereunder, "CREDIT AGREEMENT COVENANTS" shall mean such covenants, for the periods stated therein, contained in the Credit Agreement in effect at the time such agreement was terminated or Lessee ceased to have such rights.

     (l) "EFFECTIVE DATE" shall have the meaning specified in Subsection 4(a) hereof.

     (m) "EQUIPMENT" means the following types of property owned, co-owned or licensed or to be owned, co-owned or licensed by Agent, on behalf of the Lessor Parties, and leased by Agent, on behalf of the Lessor Parties, to Lessee or ordered by Agent for lease to Lessee as provided herein:

	    (i) new and used inventory management systems including, but not limited to, point-of-sale registers, cabinets, batteries, processors, printers, display screens, cash drawers, scanners, PAM controllers and hand-held terminals and related general application software including installation and any other labor costs associated therewith (the "HARDWARE EQUIPMENT"); and

	    (ii) related software development costs; all manuals, user and technical documentation related to the software developed specifically for the Lessee; engineering, installation and any and all labor costs associated therewith (the "SOFTWARE EQUIPMENT").

     (n) "EXTENDED TERM" shall have the meaning specified in Subsection 16(b) hereof.

     (o) "FACILITY FEE" shall have the meaning specified in Subsection 21(a) hereof.

     (p) "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

     (q) "INDIVIDUAL LEASING RECORD" is a record with respect to Equipment setting forth a full description of the Equipment, its Acquisition Cost, the location and such other details as the parties may desire and the Individual Leasing Record shall be dated on the Effective Date. As among Agent, the Lessor Parties and Lessee the signature of Lessee on an Individual Leasing Record shall constitute acknowledgement by Lessee that the Equipment has been delivered in good condition and accepted for lease by Lessee. The Individual Leasing Record shall contain a short form of lease to be executed by Agent and Lessee.

     (r) "LESSOR PARTY" shall mean, at any particular time, any person or entity who holds a Tranche A Commitment or a Tranche B Commitment at such time, whether as a signatory to this Master Leasing Agreement or pursuant to an Assignment Certificate.

     (s)    "LIBOR RATE" shall mean the rate per annum obtained by dividing
(i) the rate per annum at which deposits in U.S. dollars are offered by Citibank, N.A. to prime banks in the London Interbank Market for a period equal to three months, as quoted at 11:00 a.m. (London time) two Business Days (as such term is defined in Section 5 hereof) prior to the first day of the current calendar quarter, by (ii) a percentage equal to 100% minus the Reserve Percentage for such one-quarter period.

     (t)    "MAXIMUM TRANCHE A VALUE" shall mean $103,800,000.

     (u)    "MAXIMUM TRANCHE B VALUE" shall mean $11,200,000.

     (v) "NON-CANCELABLE TERM" shall mean the period beginning with the Commitment Start Date and ending three (3) years after the Commitment Start Date.

     (w)    "PERMITTED INVESTMENT" means any of the following:

	    (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage
Corporation, the Federal National Mortgage

Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

	    (ii) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form evidencing demand and time deposits in, certificates of deposits of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company, incorporated or established under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment (a) the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company have a rating of A-1+ and P-1 from Standard & Poors Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's) and, if rated by Fitch Investors Service, Inc. ("Fitch"), F-1+ or (b) such demand or time deposit or certificate of deposit is fully insured by the Federal Deposit Insurance Corporation;

	    (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (a) above;

	    (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term unsecured debt rating of A-1+ and P-1 from S&P and Moody's and, if rated by Fitch, F-1+ at the time of such investment;

	    (v) commercial paper having ratings of at least A-1+ from S&P and P-1 from Moody's and, if rated by Fitch, F-1+ from Fitch, at the time of such investment; and

	    (vi) a guaranteed investment contract issued by any insurance company or other corporation, PROVIDED that such contract has been assigned a rating of A-1+ and P-1 from S&P and Moody's and, if rated by Fitch, F-1+ or that the person issuing such contract has short-term unsecured debt rating of A-1+ and P-1 from S&P and Moody's, respectively, and, if rated by Fitch, F-1+.

     (x) "QUARTERLY AMORTIZATION FIGURE" for any Equipment for each full calendar quarter during the lease of such Equipment is an amount equal to the Acquisition Cost of the Equipment divided by the number of quarters in the Basic Term for such Equipment.

     Quarterly amortization shall be taken at the close of business of the last day of each full calendar quarter of the lease of the Equipment until the Unamortized Value of the Equipment has reached zero.

     (y) "RENT" for any Equipment for any full calendar quarter during the term of the lease of such Equipment will be the sum of the Quarterly Amortization Figure for such Equipment, plus Tranche A Rent plus Tranche B Rent.

     (z) "REQUISITE LESSOR PARTIES" shall mean Lessor Parties holding in the aggregate more than 50% of the Tranche A Percentages and more than 50% of the Tranche B Percentages.

     (aa) "RESERVE PERCENTAGE" shall mean the reserve percentage applicable during such calendar quarter under regulations issued from time to time by the Board of Governors of the Federal

Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City that Citibank, N.A. is required to maintain with respect to liabilities or assets consisting of or including Eurocurrency liabilities, having a term equal to one (1) calendar quarter.

     (bb) "TERMINATION NOTICE DATE" shall mean the date on which a notice of termination is required to be delivered pursuant to Section 10 for a termination which is to take place immediately upon the expiration of the Non-Cancelable Term.

     (cc) "TRANCHE A COMMITMENT" shall mean, with respect to a Lessor Party, the obligation of the Lessor Party to fund purchases of Equipment during the Commitment Period pursuant to Section 3 in an amount equal to the amount set forth under the Lessor Party's name under the heading "Tranche A Commitment" on the signature pages hereof or the signature page of the Assignment Certificate by which the Lessor Party became a Lessor Party, as applicable, in each case as modified from time to time pursuant to the terms of this Master Leasing Agreement or to give effect to any applicable Assignment Certificate, provided that the aggregate amounts of all Tranche A Commitments of the Lessor Parties shall not exceed the Maximum Tranche A Value.

     (dd) "TRANCHE A PERCENTAGE" shall mean, with respect to a Lessor Party, that percentage obtained by dividing the Tranche A Commitment of the Lessor Party by the Maximum Tranche A Value or, if different, that percentage obtained by dividing (a) the aggregate of all amounts actually paid to Agent by a Lessor Party holding a Tranche A Commitment pursuant to
Section 3(c) hereof minus all amounts actually paid to such Lessor Party in respect of amortization by (b) the Tranche A Value as of the date of such calculation.

     (dd) "TRANCHE A RENT" for any Equipment for any full calendar quarter during the term of the lease of such Equipment will be an amount computed by multiplying the following:

	    (1) the Tranche A Value at the end of the first day of such calendar quarter, by

	    (2) a fraction having a numerator equal to the number of days in such calendar quarter and a denominator of 360, by

	    (3) a percentage (the "TRANCHE A PERCENTAGE RENTAL FACTOR") equal to the sum of

     (ee) "TRANCHE A VALUE" shall mean an amount equal to 100% of the Unamortized Value of the Software Equipment plus 86% of the Unamortized Value of the Hardware Equipment.

     (ff) "TRANCHE B COMMITMENT" shall mean, with respect to a Lessor Party, the obligation of the Lessor Party to fund purchases of Equipment during the Commitment Period pursuant to Section 3 in an amount equal to the amount set forth under the Lessor Party's name under the heading "Tranche B Commitment" on the signature pages hereof or the signature page of the Assignment Certificate by which the Lessor Party became a Lessor Party, as applicable, in each case as modified from time to time pursuant to the terms of this Master Leasing Agreement or to give effect to any applicable Assignment Certificate, provided that the aggregate amounts of all Tranche B Commitments of the Lessor Parties shall not exceed the Maximum Tranche B Value.

     (gg) "TRANCHE B ESCROW AMOUNT" shall mean that portion of Lessee payments received by Agent in respect of Quarterly Amortization Figures to be held in escrow by Agent in accordance with Subsection 5(b)(ii).

     (hh) "TRANCHE B PERCENTAGE" of a Lessor Party shall be equal to that percentage obtained by dividing the Tranche B Commitment of the Lessor Party by the Maximum Tranche B Value or, if different, that percentage obtained by dividing the aggregate of all amounts actually paid to Agent by a Lessor Party holding a Tranche B Commitment pursuant to Section 3(c) hereof minus all amounts actually paid to such Lessor Party in respect of amortization by
(b) the Tranche B Value as of the date of such calculation.

     (ii) "TRANCHE B RENT" for any Hardware Equipment for any full calendar quarter during the term of the lease of such Equipment will be the sum of Contingent Rent for such Equipment (if any) plus an amount computed by multiplying the following:

	    (1) the Tranche B Value at the end of the first day of such calendar quarter, by

	    (2) a fraction having a numerator equal to the number of days in such calendar quarter and a denominator of 360, by

	    (3) a percentage (the "TRANCHE B PERCENTAGE RENTAL FACTOR") equal to the sum of

     (jj) "TRANCHE B VALUE" shall mean an amount equal to 14% of the Unamortized Value of the Hardware Equipment.

     (kk) "UCC" shall mean the Uniform Commercial Code including the provisions of the Uniform Personal Property Leasing Act as adopted in the applicable state.

     (ll) "UNAMORTIZED VALUE" of any or all Equipment is the Acquisition Cost of such Equipment less its Aggregate Amortization.

     (mm) "UNGUARANTEED RESIDUAL" shall mean (i) 14% of the Base Amount for any or all units of Hardware Equipment and (ii) 0% of the Base Amount for any or all units of Software Equipment.

     For purposes of this Master Leasing Agreement, terms used in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (and such defined terms are incorporated herein by reference), except that (i) all references therein to "Southland" (other than as a party to the Credit Agreement or an agreement, instrument or document related thereto) shall be deemed to refer to Lessee, and (ii) if at any time the Credit Agreement is terminated or Lessee ceases to have a right to borrow or maintain borrowings thereunder, such incorporated terms shall have the meanings ascribed to them in the Credit Agreement in effect at the time such agreement was terminated or Lessee ceased to have such rights.

     2.     AGREEMENT FOR LEASE OF EQUIPMENT.  (a)   During the Commitment
Period, subject to the terms and conditions of this Master Leasing Agreement, upon execution and delivery by the Lessee of an Individual Leasing Record to Agent, Agent, on behalf of the Lessor Parties, shall lease (and, with respect to certain components of Software Equipment, sublicense) to Lessee such specific units of Equipment as are set forth in such Individual Leasing Record provided that such Individual Leasing Record is provided in accordance with all of the terms and conditions of this Master Leasing Agreement and no Event of Default has occurred and is continuing and only to the extent of the funds received by the Agent from the Lessor Parties pursuant to Subsection 3(c) hereof. No Individual Leasing Record shall be effective unless and until executed by Agent and in no event shall Lessee execute and deliver to Agent an Individual Leasing Record which, if executed and funded by the Lessor Parties, would result in the Tranche B Value exceeding $11,200,000 during the Commitment Period and in no event shall the aggregate Acquisition Cost of the Equipment leased by Agent (on behalf of the Lessor Parties) to Lessee during the Commitment Period exceed the Aggregate Lease Line. All items of Equipment shall be acquired for lease hereunder prior to the expiration of the Commitment Period. Upon, or prior to, the expiration of the Commitment Period, Lessee shall furnish Agent with a certificate signed by an authorized officer of Lessee representing that all Equipment is fully operational and is acceptable to Lessee for Lessee's intended use. Agent, the Lessor Parties and Lessee hereby declare that this Master Leasing Agreement is, and is intended to be, an agreement to lease, and that every Individual Leasing Record executed by the Agent (on behalf of the Lessor Parties) and the Lessee pursuant to this Master Leasing Agreement shall be combined and incorporated into this Master Leasing Agreement and shall be treated as a single lease. Agent (on behalf of the Lessor Parties) has or will have title to and will be the owner of the Equipment to be leased (subject to the rights of the Lessee's licensors, contract vendors, co-owners and developers of the Software Equipment as of the date such Software Equipment is acquired for lease hereunder), and Lessee does not hereby acquire any right, equity, title or interest in the Equipment, except the right, as Lessee, to use the same under the terms hereof. If this Master Leasing Agreement is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure all amounts owed by Lessee to Agent and the Lessor Parties as set forth herein. The parties further agree to treat this Master Leasing Agreement and any Individual Leasing Record executed pursuant to this Master Leasing Agreement as a lease for accounting and commercial law purposes and as a financing arrangement for income tax purposes which allows Lessee to claim tax benefits as the owner of the Equipment for income tax purposes.

     (b) LESSEE HEREBY CONFIRMS THAT THIS MASTER LEASING AGREEMENT CANNOT BE CANCELED OR TERMINATED, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND THAT LESSEE'S OBLIGATION TO PAY RENT, FACILITY FEES AND ANY OTHER AMOUNTS DUE HEREUNDER ARE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND SHALL BE PAID WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SET OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT DUE OR ALLEGED TO BE DUE TO, OR BY REASON OF, ANY PAST, PRESENT OR FUTURE CLAIMS WHICH LESSEE MAY HAVE AGAINST AGENT OR ANY LESSOR PARTY OR ANY VENDOR OR MANUFACTURER OF THE EQUIPMENT OR ANY PART THEREOF, OR ANY OTHER PERSON OR ANY REASON WHATSOEVER.

     (c) Agent and the Lessor Parties hereby covenant, on a several basis, that, as long as Lessee is not in default hereunder, Lessee shall be entitled to the uninterrupted use and quiet enjoyment of the Equipment on the terms and conditions herein provided.

     3. DELIVERY. (a) Neither Agent nor any Lessor Party shall be liable to Lessee for any failure or delay in obtaining Equipment or making delivery thereof. Upon delivery of Equipment to Lessee and receipt by Agent of vendor's invoice (clearly designating Agent, on behalf the Lessor Parties, as the owner) certified and approved by Lessee together with an Individual Leasing Record with respect to the Equipment, duly executed by Lessee and, if requested by Agent, appropriate title papers for such Equipment, Agent shall, during the Commitment Period and subject to the provisions of this Master Leasing Agreement and provided that no Event of Default has occurred and is continuing, execute such Individual Leasing Record. Each Individual Leasing Record for the

Software Equipment shall be clearly designated as such on the form of such Individual Leasing Record and shall not include any Hardware Equipment.

     (b) With respect to those invoices for which Lessee shall require payment on the first Business Day (as defined in Section 5 below) of a calendar quarter, Lessee shall deliver to Agent all Individual Leasing Records along with such certified invoices (clearly designating Agent, on behalf of the Lessor Parties, as the owner) and a report, in a format acceptable to Agent, summarizing the amounts to be funded by no later than the 15th calendar day of the month immediately prior to the commencement of such calendar quarter (the "CUT-OFF DATE"). Any Individual Leasing Records and certified invoices (clearly designating Agent, on behalf of the Lessor Parties, as the owner) received by Agent after the Cut-Off Date preceding such quarter shall be paid in accordance with the terms and provisions of this Section 3 on the first Business Day of the next calendar quarter thereafter.

     (c) Agent shall deliver to each Lessor Party a copy of each report received from Lessee pursuant to Subsection 3(b). On the first Business Day of the calendar quarter immediately following the Cut-Off Date for the report occurring during the Commitment Period, provided that the conditions specified herein (including that no Event of Default has occurred and is continuing) have been satisfied or waived in accordance with the terms hereof, each Lessor Party shall deposit with Agent, by wire transfer to Agent's account number 3846-9701 at Citibank, N.A., 399 Park Avenue, New York, New York 10043 (reference: Southland), the following amounts by 10:00 AM Eastern Time:

     (i) the product of the Lessor Party's Tranche A Percentage multiplied by all amounts then payable with respect to Software Equipment; plus

     (ii) the product of the Lessor Party's Tranche A Percentage multiplied by 86% multiplied by all amounts then payable with respect to all Hardware Equipment; plus

     (iii) the product of the Lessor Party's Tranche B Percentage multiplied by 14% multiplied by all amounts then payable with respect to all Hardware Equipment.

After Agent's receipt of the funds described above from the Lessor Parties and upon satisfaction of the conditions specified herein (including that no Event of Default has occurred and is continuing), Agent shall remit to the vendor or, at the request of Lessee, shall wire transfer directly to the Lessee amounts payable with respect to the Equipment covered by the Individual Leasing Records and Lessee's report. All wire payments to be made by Agent to Lessee pursuant to this Section 3 shall be paid in accordance with funding instructions received from Lessee which shall be included with each Individual Leasing Record. Amounts payable with respect to Equipment shall equal the vendor's invoice for such Equipment plus delivery costs and cost of additions (in each case, as reflected in the Individual Leasing Records and Lessee's report), provided that the total amount paid by Agent on behalf of the Lessor Parties or reimbursed to the Lessee shall not exceed the Acquisition Cost of the Equipment and provided that Agent shall have no obligation to pay any amounts with respect to the Equipment covered by the Individual Leasing Records which have not been received from the Lessor Parties but all such Equipment shall be fully subject to the terms and conditions of this Master Leasing Agreement.

     (d) The failure of any Lessor Party to deposit with Agent the amount described in Subsection 3(c) on the first Business Day of each calendar quarter during the Commitment Period shall not relieve any other Lessor Party of its obligations hereunder to make the amounts described in Subsection 3(c) available to Agent on such date. In the event the conditions precedent to disbursements to vendors (or reimbursements to Lessee) are not fulfilled or duly waived in accordance with Subsection 23(j) as of the applicable funding date, Agent shall promptly return, by wire transfer, the amount deposited under Subsection 3(c) by each Lessor Party to such Lessor Party.

     (e) Unless Agent has been notified by any Lessor Party prior to the first Business Day of a calendar quarter during the Commitment Period that such Lessor Party does not intend to make available to Agent the amount described in Subsection 3(c) on such first Business Day, Agent may assume that the Lessor Party has made such amount available to Agent on such Business Day, and Agent in its sole discretion may, but shall not be obligated to, make available to Lessee's vendors or to Lessee, as the case may be, a corresponding amount on such Business Day. If the corresponding amount is not in fact made available to Agent by the Lessor Party on or prior to such Business Day, the Lessor Party agrees to pay and Lessee agrees to repay severally to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the amount is made available to Lessee or its vendors until the date the amount is paid or repaid to Agent, at (i) in the case of Lessee, the interest rate applicable to Tranche A Rent or Tranche B Rent as applicable on such Business Day and
(ii) in the case of the Lessor Party, the Federal Funds Rate. If the Lessor Party shall pay to Agent such corresponding amount, such amount so paid shall constitute the Lessor Party's advances to be made on such first Business Day, and if both the Lessor Party and Lessee shall have paid and repaid such corresponding amount, Agent shall promptly return to Lessee such corresponding amount in same day funds. Nothing in this Subsection 3(e) shall be deemed to relieve any Lessor Party of its obligation hereunder to advance funds to Agent on the first Business Day of each calendar quarter during the Commitment Period in accordance with Subsection 3(c).

     4. LEASE TERM. The lease hereunder of Equipment shall be effective from the first day of the calendar quarter after which the Equipment was delivered to and accepted by Lessee and the Individual Leasing Record shall be dated such date (the "EFFECTIVE DATE"). The lease term for each unit of Equipment shall be for a period beginning with the Effective Date and ending upon the expiration of the Non-Cancelable Term. At the end of the Non-Cancelable Term and thereafter, the lease term shall be extended from semi-annual period to semi-annual period thereafter until terminated, solely as provided in Sections 10, 11, 14, 15 or 16 hereof. Notwithstanding the foregoing, the provisions of Section 9 and the first sentence of Section 11 of this Master Leasing Agreement shall apply as among Agent, the Lessor Parties and Lessee with respect to any Equipment from the time the Equipment is ordered by Agent pursuant to a request from Lessee.

     5. RENT. (a) Lessee shall pay to Agent Rent and the Facility Fee quarterly in arrears on the 25th day of the third month in the current calendar quarter. If Agent shall not receive payment of Rent or the Facility Fee when due hereunder, Lessee shall pay a late payment charge to Agent, on behalf of the Lessor Parties, on such late payment at a rate equal to the Tranche B Percentage Rental Factor (as provided in Subsection 1(ii)(3)) plus 2% per annum (but in no event shall such rate be greater than that rate permitted by applicable law) for the period during which such late payment remains due and unpaid. Lessee shall pay all amounts due to Agent, on behalf of the Lessor Parties, hereunder as one payment each quarter. Invoices from Agent shall be rendered within a reasonable period of time after the Rent and the Facility Fee can be determined. Such invoices shall cover the computation of Rent and the Facility Fee and other payments due hereunder for the calendar quarter, adjustments to the preceding calendar quarter's Rent resulting from commencement or termination of the lease of any Equipment during such calendar quarter and other appropriate items, if any. All payments of Rent and the Facility Fee and all other payments made by Lessee to Agent pursuant to this Master Leasing Agreement shall be paid to Agent, on behalf of the Lessor Parties, in lawful money of the United States in immediately available funds by wire transfer to Agent's Account No. 3846-9701 at Citibank, N.A., 399 Park Avenue, New York, New York 10043. If the date for the payment or determination of Rent and the Facility Fee shall not occur on a day when banks in New

York, New York are generally open for business ("BUSINESS DAY"), such payment shall be due and such determination shall be made on the immediately preceding Business Day.

     (b) All payments in respect of Rent and Facility Fees payable pursuant to this Section 5 shall be paid by Agent to the Lessor Parties one
(1) Business Day after receipt of such amounts from Lessee and shall be allocated among the Lessor Parties entitled thereto as follows:

	    (i) an amount equal to the sum of (A) 86% of that portion of the Rent payment which is paid in respect of the Facility Fee and the Quarterly Amortization Figures for Hardware Equipment and 100% of that portion of the Rent payment which is paid in respect of the Quarterly Amortization Figures for Software Equipment plus (B) all Tranche A Rent included in the Rent payment and all late fees or charges in respect of Tranche A Rent shall be allocated among the Lessor Parties as are entitled thereto, in proportion to their respective Tranche A Percentages; and

	    (ii) an amount equal to the sum of (A) 14% of that portion of the Rent payment which is paid in respect of Quarterly Amortization Figures for Hardware Equipment and the Facility Fee plus (B) all Tranche B Rent included in the Rent payment and all late fees or charges in respect of Tranche B Rent shall be allocated among the Lessor Parties as are entitled thereto, in proportion to their respective Tranche B Percentages, provided that (1) until the Termination Notice Date (or, if notice of termination is delivered on the Termination Notice Date in accordance with Section 10, until the expiration of the Non-Cancelable Term and the application by Agent of the sale proceeds of the Equipment), all Lessee payments received by Agent in respect of Quarterly Amortization Figures which are otherwise allocable under this Section 5(b)(ii) to Lessor Parties in accordance with their Tranche B Percentages shall be retained by Agent in escrow in a separate account at Citibank, N.A. designated for that purpose and (2) if no notice of termination is delivered on the Termination Notice Date, the Tranche B Escrow Amount then held by Agent shall be allocated among the Lessor Parties in proportion to their respective Tranche B Percentages.

     (c) The Lessor Parties hereby agree that Agent shall have the right to invest the Tranche B Escrow Amount in Permitted Investments. Agent shall pay all interest earned by the Tranche B Escrow Amount to CBL quarterly to reimburse CBL for amounts paid to the other Lessor Parties holding Tranche B Commitments pursuant to any letter agreement related thereto.

     (d) All payments due to Agent from Lessee under this Master Leasing Agreement shall be paid to Agent by 11:00 AM Eastern Time via wire transfer on the date due. Any such payments received by Agent after 11:00 AM Eastern Time shall be treated as having been received by Agent on the next succeeding Business Day.

     6. USE OF EQUIPMENT. (a) Agent, the Lessor Parties and Lessee hereby acknowledge and agree that the Equipment leased hereunder shall at all times be the sole and exclusive property of Agent as agent for the Lessor Parties (subject to the rights of the Lessee's licensors, contract vendors, co-owners and developers of the Software Equipment as of the date such Software Equipment is acquired for lease hereunder), and Lessee shall have no right, title or property therein but only the right to use the same as Lessee as herein provided. So long as Lessee is not in default in any obligation to Agent or any Lessor Party relating to this Master Leasing Agreement, Lessee may use the Equipment in the regular course of its business or the business of any subsidiary, affiliate, franchisee or licensee of Lessee and may permit others to use same for any lawful purpose. Such use shall be confined to the United States. Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further action as Agent shall from time to time reasonably request in order to establish, perfect and maintain Agent's title to and interest in the Equipment as against Lessee or any third party. Lessee shall provide Agent with notice in writing of any change in the principal location of any unit of Equipment from one taxing jurisdiction to another within fifteen (15) days of any such change, of any change in the primary business address of Lessee in any particular jurisdiction or of any change in the legal name or business structure of the Lessee. Notwithstanding the foregoing, no such changes of location shall be undertaken unless and until all legal requirements shall have been met or obtained. Upon Agent's request, Lessee shall advise Agent in writing where all Equipment leased hereunder as of such date is principally located, or with respect to Software Equipment, in use. Lessee shall not use any Equipment or allow the same to be used for any unlawful purpose. Lessee shall use every reasonable precaution to prevent loss or damage to Equipment and to prevent injury to third persons or property of third persons. Lessee shall cooperate fully with Agent and all insurance companies providing insurance under Section 8 hereof in the investigation and defense of any claims and suits. Lessee shall substantially comply and shall cause all persons operating Equipment to substantially comply with all insurance policy conditions and shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring, using, operating, and disposing of Equipment, including all local, state and federal environmental laws and regulations of whatever kind which relate in any way to the use of the Equipment, and the licensing of operators thereof except where the failure to so comply would not have a material adverse impact on Agent or any Lessor Party. Agent, upon direction from the Requisite Lessor Parties, or any authorized representative of Agent, upon direction from the Requisite Lessor Parties, may during reasonable business hours from time to time inspect Equipment wherever the same be located. If necessary or advisable under applicable law, Lessee shall attach to each unit of Hardware Equipment in a place designated by Agent (or if no such place has been designated, in a prominent place), a sign, stencil, plaque, or legend disclosing the ownership of Agent on behalf of the Lessor Parties and the interest of any mortgagee or assignee in such Equipment.

     (b) Agent shall have the right to make any security filings necessary or desirable to protect the interests of Agent and the Lessor Parties in the Equipment, including, but not limited to, UCC personal property filings, and shall have the right to make UCC personal property filings without the Lessee's signature where authorized by law. Lessee shall cooperate with Agent and shall pay all costs and expenses incurred by Agent in completing and making all such filings.

     (c) LESSEE SHALL NOT, WITHOUT PRIOR WRITTEN CONSENT OF AGENT , SUBLEASE ANY EQUIPMENT NOR PERMIT, OR SUFFER TO EXIST, ANY LIEN OR ENCUMBRANCE OTHER THAN THE RIGHTS OF THE LESSEE'S LICENSORS, CONTRACT VENDORS, CO-OWNERS AND DEVELOPERS OF THE SOFTWARE EQUIPMENT AS OF THE DATE SUCH SOFTWARE EQUIPMENT IS ACQUIRED FOR LEASE HEREUNDER AND THOSE PLACED THEREON BY AGENT OR BY PERSONS CLAIMING ONLY AGAINST AGENT AND NOT AGAINST LESSEE, NOR SHALL LESSEE ASSIGN ANY RIGHT OR INTEREST HEREIN OR IN ANY EQUIPMENT, PROVIDED, HOWEVER, THAT LESSEE MAY SUBLET EQUIPMENT TO ANY SUBSIDIARY, AFFILIATE, FRANCHISEE, LICENSEE, OFFICER OR EMPLOYEE OF LESSEE, OR TO ANY CONTRACTOR FOR USE IN PERFORMING WORK FOR LESSEE, PROVIDED THAT SUCH SUBLETTING SHALL IN NO WAY AFFECT THE OBLIGATIONS OF LESSEE HEREUNDER, OR THE RIGHTS OF AGENT OR ANY LESSOR PARTY HEREUNDER. THE RIGHTS OF THE LESSEE TO ASSIGN ITS INTEREST AS LESSEE HEREUNDER, AS DESCRIBED IN SECTION 303 OF THE LEASING ARTICLE OF THE UCC, ARE HEREBY WAIVED BY LESSEE.
7. IMPROVEMENTS AND REPAIR OF EQUIPMENT. (a) Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of Equipment during the lease thereof.

Lessee shall at all times, at its own expense, keep Equipment in good condition and repair, and in good and efficient working order, consistent with prudent industry practice (but in any event to the same extent that the Lessee would, in the prudent management of its properties, maintain similar equipment if owned or leased by the Lessee if such standard is a higher standard than prudent industry practice) reasonable wear and tear only excepted. This provision shall apply regardless of the cause of damage and all risks with respect thereto are assumed by Lessee. At its own expense, Lessee shall supply and replace all parts to the Hardware Equipment and shall supply the necessary power and other items required in the operation of the Equipment. At its own expense, Lessee shall make all additions, modifications and improvements to each unit of Equipment required by applicable law, ordinance or regulation and, upon termination, Lessee shall correct or cause to be corrected, all known errors or defects (other than those defects which are inherently characteristic and common to all such Equipment and which cannot reasonably be corrected by Lessee) in the Equipment. In addition, all user and technical documentation, operating logs, error records, and other materials reasonably necessary to maintain the integrity and performance of the Equipment shall be kept current by Lessee. Updated backup copies of the Software Equipment shall be made by Lessee on a regular basis and stored in a secure manner in accordance with prudent industry practices. The Lessee, upon request by Agent, shall provide Agent with a written description of such backup procedures and a list of all storage locations. The Lessee shall replace all parts of the Hardware Equipment that become worn out, lost, stolen, destroyed, damaged beyond repair or otherwise rendered permanently unfit for use with replacement parts each of which shall meet the original performance specifications and maintain the functionality of the part being replaced.
In addition, Lessee shall, at its sole expense, be responsible for the removal, de-installation, crating, wrapping, labeling, transportation, storage, insurance, shipping and all other expenses of conveyance including, but not limited to, licensing fees and/or patent fees, to a third party in accordance with any recommendations of any manufacturer or vendor with respect to similar new equipment if any lease of Equipment is terminated and the Equipment is not thereupon purchased by the Lessee. Such removal and de-installation of the Hardware Equipment from a facility shall occur without liability to Agent, to any Lessor Party or to a third party owner or mortgagee of such facility, or to any person claiming through or under Lessee, for damage or loss caused by such removal or de-installation. If the lease of Hardware Equipment is terminated and such Equipment is not thereupon purchased by the Lessee, the Hardware Equipment shall be completely operational and fully functional. Upon termination, the Hardware Equipment shall be free of any marks, scratches or dents and shall be repainted, refurbished and refinished to a like new condition, reasonable wear and tear only excepted. Lessee shall be responsible for the delivery of such Equipment to any location in the continental United States, as directed by Agent. If the lease of such Equipment is terminated and such Equipment is not thereupon purchased by the Lessee, Lessee shall also be responsible for the re-installation of such Equipment, in a manner consistent with the original installation by Lessee at Lessee's premises, at the premises of a third party purchaser which shall include, but not be limited to, the reasonable cabling, wiring and restoring of such Equipment and all components thereof to a condition such that such Equipment will meet all performance specifications and have a level of functionality so as to be a reasonable substitute for a new unit of the same type of equipment. All operating manuals, plans, specifications, operating logs, maintenance and error records, warranties, user and technical documentation shall be provided (in English) in the event of any termination and sale to a third party, and the Equipment must be provided to such third party in its original packaging or its equivalent, with instructions and warranties (in English). All improvements and additions to any of the Equipment shall become and remain the property of Agent (except for the rights of the Lessee's licensors, contract vendors, co-owners and developers of the Software Equipment), except that any improvements or additions for which the Lessor Parties have not made a payment under Section 3 of this Master Leasing Agreement, which constitute severable improvements and which when attached to or removed from the Equipment will not diminish the value or usefulness of such Equipment, shall become and remain the property of Lessee.

     (b) In addition, with respect to the Software Equipment, if the lease of such Equipment is terminated and such Equipment is not thereupon purchased by Lessee, the following conditions, to be met at the sole cost and expense of the Lessee, shall also apply to such Equipment:

	    (i) The Software Equipment shall be completely operational and fully functional, and capable of working on then available computer hardware without degradation of performance;

	    (ii) The Software Equipment shall be certified free of latent, embedded or consistent errors and shall have been tested for the absence of software viruses no earlier than thirty (30) days prior to termination;

	    (iii) The Software Equipment shall be upgraded to the latest generation of its product line;

	    (iv) The sale of the Software Equipment shall be to a qualified independent third party end user utilizing the Software Equipment for its intended use and not to the co-developer of the Software Equipment or an affiliate thereof unless such co-developer shall agree to pay fair market value, as determined by an independent appraiser approved by the Agent and Lessee, assuming an arm's length transaction with sale to a bona fide third party end user. All fees and expenses of the appraiser shall be borne by Lessee;

	    (v) Lessee shall be responsible for testing and end user training;

	    (vi) The completeness of documentation, the integrity of the Software Equipment and the requirement of meeting performance specifications shall be certified by an independent Software Equipment consultant satisfactory to the Agent, at Lessee's expense; and

	    (vii) Such other terms and conditions as may be necessary and advisable to render the Software Equipment serviceable on a commercially reasonable basis to an end user, as advised by Agent's equipment management group, and subject to the mutual agreement of the Requisite Lessor Parties.

     8. INSURANCE. Lessee shall, at its own expense, with respect to Equipment maintain insurance insuring the respective interests of Agent, the Lessor Parties and Lessee and covering (i) physical damage to Equipment and
(ii) liability for personal injury, death and property damage resulting from the operation, ownership, use and possession of Equipment. Policies covering physical damage risks shall be in an amount equal to the Unamortized Value of the Hardware Equipment or in an amount equal to $50,000,000, whichever is less. Lessee shall maintain third-party liability insurance covering personal injury, death and property damage liability as a result of one accident in the same amount as that insurance coverage maintained by Lessee with respect to Lessee's owned equipment of the same types as the Equipment leased hereunder, but in no event shall such coverage be less than $25,000,000. All policies covering physical damages risks and all third party liability insurance required hereunder shall be subject to the same self-insured retention or deductible amounts as are applicable to Lessee's owned equipment of the same types as the Equipment leased hereunder; provided, however, that if any such self-insured retention amount is greater than $1,000,000 (or $2,000,000 with respect to earthquake and coastal winds damage coverage only), Lessee may self-insure only such portions of the foregoing coverage as Agent and the Requisite Lessor Parties may approve in writing. Agent, on behalf of the Lessor Parties, shall be named as an additional insured as its interest may appear and loss payee in all insurance policies required under this Section. All such policies shall provide for at least thirty (30) days' written notice to Agent of any cancellation or material alteration of such policies. Lessee shall furnish Agent certificates or other evidence satisfactory to Agent of compliance by Lessee with the provisions hereof, but neither Agent nor any Lessor Party shall be under any duty to examine such certificates or to advise Lessee in the event its insurance is not in compliance herewith. Lessee covenants that it will not use or operate or permit the use or operation of any Equipment at any time when the insurance required by this Section is not in force with respect to such Equipment. Lessee's obligation to maintain insurance with respect to any Equipment shall commence on the actual day of delivery of the Equipment and shall continue until the Equipment is sold or the lease of the Equipment terminates, whichever is sooner.

     9.     INDEMNITY.

     (a) Lessee agrees to indemnify and hold harmless Agent, each Lessor Party, any employee of Agent or any Lessor Party and any parent, subsidiary or affiliate of Agent or any Lessor Party (each an "INDEMNITEE") against any and all claims, demands and liabilities of whatsoever nature (including all negligence, tort and strict liability claims), judgments, suits and all legal proceedings, and all costs and expenses (including litigation expenses and attorney's fees) relating to or in any way arising out of:

	    (i) the selection, manufacture, purchase, acceptance, ownership, ordering, delivery, non-delivery, acquisition, making of payments (by electronic transfer, check or other means), rejection, installation, possession, leasing, titling, registration, re-registration, custody by Lessee of title and registration documents, use, non-use, misuse, operation, condition, servicing, maintenance, transportation, repair, improvement, alteration, replacement, storage, control or disposition of Equipment leased or requested by Lessee to be leased hereunder, except to the extent that such costs are included in the Acquisition Cost of such Equipment within the dollar limit provided in Section 2 hereof (or within any change of such limit agreed to in writing by Agent, each Lessor Party and Lessee) and except for any general administrative or overhead expenses of Agent;

	    (ii) all recording and filing fees, stamp taxes and like expenses with respect to security filings on the Equipment incurred by Agent or any Lessor Party;

	    (iii) all costs, charges, damages or expenses for royalties and claims and expenses arising out of or necessitated by the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Equipment provided, however, that Agent will to the extent permissible make available to Lessee, Agent's rights under any similar indemnification arising by contract or operation of law from the manufacturer of Equipment;

	    (iv) all federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise and occupation fees and taxes, and penalties and interest thereon, whether assessed, levied against or payable by Agent or any Lessor Party or otherwise (unless such penalties or interest are due solely to the gross negligence or willful misconduct of Agent or any Lessor Party in failing to make certain tax filings and payments for which Agent or the Lessor Party has reasonable notice and sufficient information from Lessee), with respect to Equipment or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of Equipment or measured in any way by the value thereof or by the business of, investment in, or ownership by Agent or any Lessor Party with respect thereto, excepting only net income taxes on the net income of Agent or a Lessor Party determined substantially in the same manner as net income is presently determined under the Federal Internal Revenue Code, and any excise, sales or use taxes included in the Acquisition Cost of the Equipment;

	    (v) any action or suit for collection or enforcement of this Master Leasing Agreement by Agent or a Lessor Party, any violation, or alleged violation, by Lessee of this Master Leasing Agreement or of any contracts or agreements to which Lessee is a party or by which it is bound, or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to Equipment or any action or transaction by Lessee with respect thereto or pursuant to this Master Leasing Agreement, including, but not limited to, any costs, expenses or liabilities arising from the violation of any local, state or federal environmental laws or regulations of whatever kind which relate in any way to the use of the Equipment;

	    (vi) tort claims of any kind (whether based on strict liability or otherwise) including claims for injury to or death of persons (including Lessee's employees) and for damage to property related directly or indirectly in any way to the ownership, maintenance, use and operation of any Equipment; or

	    (vii) claims related in any way to the acknowledgment by Agent and the Lessor Parties of the rights of Lessee's licensors, contract vendors, co-owners and developers of the Software Equipment.

     (b) Lessee shall forthwith upon demand reimburse each Indemnitee for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from Agent. Upon satisfaction of Lessee's obligations to indemnify an Indemnitee pursuant to Section 9(a), Lessee shall be subrogated to the rights of the Indemnitee in the affected transaction and shall have a right to determine the settlement of claims therein so long as such settlement does not conflict with the interests of any Indemnitee. The foregoing indemnity in this Section shall survive the expiration or earlier termination of this Master Leasing Agreement or any lease of Equipment hereunder.

     (c) If any claim is made or action commenced against Agent or any Lessor Party for death, personal injury or property damage resulting from the ownership, maintenance, use or operation of any Equipment, the applicable Lessor Party shall promptly notify Agent (and thereupon, Agent shall promptly notify Lessee thereof) and forward to Agent and Lessee a copy of every demand, notice, summons or other process received in connection therewith. Lessee hereby agrees that it shall fully defend and indemnify each Indemnitee and handle all aspects of any such claim or action. Lessee further agrees to keep Agent reasonably informed as to the progress of any such claim or action. Agent, on behalf of the Agent and the Lessor Parties, and at Lessee's expense, shall have the right to arrange for a separate defense against any such claim or action if, in Agent's or the Requisite Lessor Parties' reasonable discretion, the Agent or the Requisite Lessor Parties believe that a separate defense would be in their best interests.
In addition, each Indemnitee shall have the right to arrange for its own defense against any such claim or action if, in such Indemnitee's reasonable discretion, such Indemnitee believes a separate defense would be in its best interests provided, however, that any such defense shall be at such Indemnitee's sole expense.

     10.    SALE OR DISPOSITION OF EQUIPMENT; ADJUSTMENT OF RENT.  (a)
After the expiration of the Non-Cancelable Term and on each semi-annual anniversary date thereafter, if the Equipment has become no longer useful in Lessee's business, and provided that Lessee is not in default hereunder, Lessee may arrange for the termination of the lease of the Equipment in the manner and with the consequences hereinafter set forth. Lessee shall deliver written notice to Agent one (1) year and one (1) day prior to any termination which is to take place immediately upon the expiration of the Non-Cancelable Term and shall deliver written notice to Agent six (6) months prior to any other termination under this Section 10, signed by an authorized officer of Lessee, identifying the proposed sale price and the terms of the proposed sale. Any such notice shall constitute a certificate of Lessee that the Equipment has become no longer useful in Lessee's business. After delivery of any such notice, Lessee, on behalf of and in cooperation with Agent, shall proceed directly with negotiating the sale or disposition of the Equipment to a third party unrelated to Agent, any Lessor Party or Lessee and Agent shall execute and transmit to Lessee all papers needed to effectuate such sale or disposition. In arranging such sale or disposition of the Equipment pursuant to this Section 10, Lessee shall use its best efforts to obtain sale proceeds not less than the Equipment's retail fair market value, delivered to a single, bonafide purchaser/user unrelated to Lessee, intending to use the Equipment for its original function. If the Lessee and the Agent cannot agree upon such fair market value or values, they shall appoint a qualified independent appraiser to determine the amount and his decision shall be final; and, if the Lessee and the Agent are unable to agree on a single qualified independent appraiser, each shall appoint one qualified independent appraiser and the two so appointed shall, if they are unable to agree on the fair market value, jointly name a third, in which event the decisions of a majority of the appraisers as to the fair market value shall be final. All fees and expenses of the appraiser(s) shall be borne by Lessee. If the proposed sale price specified in such notice is less than the Unguaranteed Residual of the Equipment, Lessee shall not proceed to sell the Equipment until it has received the consent of Agent and each Lessor Party holding a Tranche B Commitment, which consent shall not be unreasonably withheld.

     Lessee shall cause the sale proceeds of the Equipment to be transmitted promptly to Agent on behalf of the Lessor Parties. The lease of the Equipment and Lessee's obligation to pay Rent shall continue until such sale proceeds and additional Rent, if any, are received by Agent and shall thereupon terminate. If the sale proceeds of the Equipment are less than the Unamortized Value of the Equipment at the time of the termination of the lease of the Equipment hereunder, Lessee shall forthwith pay as additional Rent an amount equal to such deficiency. If the sale proceeds of the Equipment received by Agent are more than the Unamortized Value of the Equipment at the time of the termination of the lease of the Equipment hereunder, Agent, in consideration of Lessee's agreement hereunder to repair, maintain and insure the Equipment, shall forthwith pay to Lessee or, at the option of Lessee, credit Lessee's account in an amount equal to the difference between said sale proceeds and said Unamortized Value. If for any calendar quarter funds are payable by Agent to Lessee under this Section, the amount so payable may be deducted by Lessee from funds payable during the same calendar quarter by Lessee for Rent of Equipment.

     Notwithstanding the foregoing, if the sale proceeds of the Equipment are less than the Unamortized Value of the Equipment but equal to or greater than the Unguaranteed Residual of the Equipment, Lessee shall at the same time pay Agent, on behalf of the Lessor Parties, a sum equal to the difference between the amount of the sale proceeds and the Unamortized Value. If the sale proceeds of the Equipment plus Contingent Rent are less than the Unguaranteed Residual of the Equipment Lessee shall at the same time pay Agent, on behalf of the Lessor Parties, a sum equal to the Unamortized Value of the Equipment less the Unguaranteed Residual of the Equipment. Any sale proceeds of Equipment in excess of the Unamortized Value of the Equipment after the expiration of the lease terms of all Equipment will be for the account of Lessee.

     The term "sale proceeds" for purposes of this Master Leasing Agreement shall mean the gross purchase price paid by the purchaser, without charge or reduction in any manner on account of any costs or expenses of sale, removal, transportation, repair, storage, delivery or similar costs or expenses, and all of such costs and expenses (if any) shall be borne by Lessee.

     (b) If Lessee shall, pursuant to the provisions of Section 16(a) hereof, exercise an option to purchase the Equipment, such purchase shall be subject to the specific terms and conditions set forth in the second paragraph of Subsection 10(a) above and the term "sale proceeds" used in that paragraph shall be deemed to refer to the purchase price of the Equipment paid by Lessee.

     (c) If Lessee chooses to terminate the lease of the Equipment pursuant to this Section 10, the Lessee shall terminate the lease of all Equipment and shall dispose of the Equipment and all related equipment constituting an integrated system at each of the locations at which the Equipment has been installed. In addition, if Lessee shall terminate the lease of any Software Equipment pursuant to the terms and provisions of
Section 10 hereof, Lessee shall be responsible to obtain the prior written consent of the appropriate licensors, contract vendors, co-owners and developers of the Software Equipment.

     (d) All sale proceeds or Contingent Rent received by Agent pursuant to this Section 10 (in an amount no greater than the Unamortized Value of all Equipment leased hereunder) shall be paid by Agent to the Lessor Parties one (1) Business Day after receipt of such amounts, and shall be allocated as follows:

	    (i) FIRST, to pay the Unamortized Value of the Equipment in an amount up to the Tranche B Value, which payment shall be allocated among the Lessor Parties in accordance with their respective Tranche B
Percentages; and

	    (ii) SECOND, to pay the remaining Unamortized Value of the Equipment, which payment shall be allocated among the Lessor Parties in accordance with their respective Tranche A Percentages.

     Any amounts received by Agent from Lessee as additional Rent pursuant to the second and third paragraphs of Subsection 10(a) shall be allocated among the Lessor Parties in accordance with their respective Tranche A Percentages.

     (e) In the event the lease of the Equipment is terminated immediately upon expiration of the Non-Cancelable Term in accordance with this Section 10 and the payments received by Agent from Lessee when added to the sales proceeds due to the Lessor Parties pursuant to Subsection 10(d)(ii) above are not sufficient to pay in full the Tranche A Value, Agent shall pay the Tranche B Escrow Amount to the Lessor Parties in accordance with their respective Tranche A Percentages until the Tranche A Value is paid in full. In the event Lessee does not deliver a notice of termination on the Termination Notice Date, Agent shall, on the first Business Day following the Termination Notice Date, pay the Tranche B Escrow Amount to the Lessor Parties in accordance with their respective Tranche B Percentages.

     11. LOSS OR DESTRUCTION OF THE EQUIPMENT. Lessee hereby assumes all risks of loss or damage to the Equipment howsoever the same may be caused. Lessee shall notify Agent immediately of any loss or of any damage to any Equipment in an amount in excess of $20,000 for any single occurrence and shall keep Agent informed of all developments and correspondence regarding insurance rights and other rights and liabilities arising out of the loss or damage. In the event of total destruction of any of the Equipment or damage beyond repair or the commandeering, conversion or other such loss of any of the Equipment, or if the use thereof by Lessee in its regular course of business is prevented by the act of any third person or persons, or any governmental instrumentality,


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

for a period exceeding ninety (90) days, or if any of the Equipment is attached (other than on a claim against Agent or any Lessor Party but not Lessee) or is seriously damaged and the attachment is not removed or the Equipment not repaired, as the case may be, in a period of ninety (90) days, or if the Equipment is terminated in any manner other than pursuant to the terms and conditions set forth Sections 7 and 10 hereof, or, if the lease of any unit of Equipment is terminated without terminating the lease of all Equipment, or if Lessee does not lease complete integrated systems of Equipment hereunder which are located and installed at a minimum of 4,000 locations in the United States, then in any such event:

     (a)    Lessee shall promptly notify Agent in writing of such fact;

     (b) Within ten (10) days thereafter Lessee shall pay to Agent an amount equal to the Unamortized Value of such Equipment at the time of payment, and such payment shall be allocated by Agent among the Lessor Parties in accordance with Subsection 10(d);

     (c) The lease of such Equipment shall continue until such payment has been received by Agent and shall thereupon terminate; and

     (d) Upon such payment all of Agent's and the Lessor Parties' title to and rights in such Equipment and any insurance thereon shall automatically pass to Lessee or its designee.

Notwithstanding the foregoing, only in the event of total destruction or damage beyond repair of some or all of the Equipment at a particular store location, Lessee may, at its option and upon notice to Agent within thirty
(30) days (or, if the store location at which such unit of Equipment is installed suffers material damage or destruction, within one hundred twenty
(120) days) of such destruction or damage, substitute a unit of equipment for the destroyed or damaged Equipment provided that such substitute equipment is the same kind of equipment and is functionally equivalent to or better than the damaged or destroyed Equipment and has a fair market value equal to or greater than either the Unamortized Value or the fair market value of the damaged or destroyed unit of Equipment immediately prior to its damage or destruction, whichever is greater. Thereafter, such substituted unit of equipment shall be subject to the terms and conditions of this Master Leasing Agreement to the same extent as the damaged or destroyed unit immediately prior to its damage or destruction. Lessee shall provide Agent with information regarding the substituted unit of Equipment as requested by Agent.

     12. SURRENDER OF EQUIPMENT. Upon the final termination of the lease as to any Equipment (other than a termination as provided for in Section 10, 11, 14, 15, or 16), Lessee shall surrender such Equipment to Agent at Lessee's property where the Equipment is then located or at such other place as may be agreed upon. Following such surrender, Agent shall effect, or cause to be effected, a sale of such Equipment to a third party. The sales proceeds from any such sale shall be treated in the same manner as the sale proceeds from a sale made pursuant to the terms and provisions of Section 10 hereof. Lessee shall cooperate with Agent in effecting removal of the Equipment from Lessee's property.

     13. EVENTS OF DEFAULT. The following events of default by Lessee ("EVENTS OF DEFAULT") shall give rise to rights on the part of Agent and the Lessor Parties described in Section 14:

     (a) Default in the payment of Rent, Facility Fees or any other payment due from Lessee hereunder beyond ten (10) days from the date the Rent, Facility Fees or any other payment is due; or

     (b) Default in the covenant of Lessee in Section 8 hereof as to non-use of any Equipment as to which the required liability insurance is not in force; or

     (c) Default in the payment or performance of any other liability, obligation, or covenant, condition or agreement to be performed or observed by Lessee hereunder or breaches of any representation or provision contained herein or in any other document furnished to Agent or any Lessor Party in connection herewith, and, if such default is curable, such failure or breach shall continue unremedied for thirty (30) days after written notice to Lessee sent by registered or certified mail by Agent or the Requisite Lessor Parties; or

     (d) The termination of existence, the termination of the business of, or the making of an assignment for the benefit of creditors by, Lessee; or

     (e) The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Lessee and, if instituted against Lessee, its consent thereto or the pendency of such proceedings for at least sixty (60) days; or

     (f) Lessee shall admit in writing its inability to pay its debts generally when due; or

     (g) Lessee shall create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever (except for the rights of the Lessee's licensors, contract vendors, co-owners or developers of the Software Equipment as of the date such Software Equipment is acquired for lease hereunder) upon, affecting or with respect to the Equipment with an Acquisition Cost of $100,000 or more or this Master Leasing Agreement or any interests of Agent or any Lessor Party hereunder; or

     (h) Lessee shall violate any of the covenants set forth in Section 8.02(a) or Section 8.08 of the Credit Agreement; or

     (i) There shall occur an Event of Default by Lessee under or in connection with (and as defined in) the Credit Agreement, or any credit facility that is a replacement or substitution for such facility, or there shall occur a violation by Lessee of any of the Credit Agreement Covenants; or

     (j) Lessee shall suffer a material adverse change in its financial or operating condition; or

     (k) Any money judgment, arbitration award, writ or warrant of attachment, or similar process involving in any case an amount in excess of $5,000,000 shall be entered or filed against Lessee or any of its subsidiaries or affiliates or any of their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of sixty
(60) days.

     Lessee shall be obligated to provide Agent with written notice of any Event of Default and of any event which, with notice, or the lapse of time, or both, would constitute an Event of Default promptly upon Lessee becoming aware of any such event.

     14. RIGHTS UPON DEFAULT OF LESSEE; ALLOCATION OF PROCEEDS. (a) Upon the occurrence of any of the Events of Default which have not been waived by Agent pursuant to the provisions of Subsection 23(j) hereof, and at any time thereafter, Agent shall at the request, or may with the consent, of the Requisite Lessor Parties, with or without terminating the Master Leasing Agreement, do one or more of the following:

     (i) Terminate the lease of any or all Equipment upon five (5) days' written notice to Lessee sent by certified mail;

     (ii) Whether or not any lease is terminated, take immediate possession of any or all of the Equipment, including substituted parts, accessories or equipment and/or other equipment or property of Agent or any Lessor Party in the possession of Lessee, wherever situated and for such purpose, enter upon any premises without liability for doing so;

     (iii)  Whether or not any action has been taken under Subsections 14
(i) or (ii) above, Agent may sell any Hardware Equipment (with or without the concurrence or request of Lessee) and Agent shall retain all proceeds from such sale for the benefit of the Lessor Parties. In addition, if the sales proceeds (reduced by any legal costs or any costs or expenses of sale, removal, transportation, repair, storage, delivery, or similar costs and expenses) are less than the Unamortized Value of the Hardware Equipment sold, Lessee shall pay to Agent any such shortfall;

     (iv)   Hold Lessee liable for the Unamortized Value of the Software
Equipment;

     (v) Hold, use or lease any Hardware Equipment as Agent or the Requisite Lessor Parties in their sole discretion may decide, and continue to hold Lessee liable for any deficiency between the rent received by Agent from others and the Rent payable hereunder for the balance of the term of the lease of such Equipment;

     (vi) After notice to Lessee of a default hereunder, hold, or otherwise prohibit the use by Lessee, of any Software Equipment, as Agent or the Requisite Lessor Parties in their sole discretion may decide, and continue to hold Lessee liable for the Rent payable hereunder for the balance of the term of the lease of such Software Equipment;

     (vii) Require the Lessee to purchase, and the Lessee shall purchase, all of the Equipment for a purchase price equal to the Unamortized Value of such Equipment, plus all accrued and unpaid Rent and all other amounts due hereunder;

     (viii) Invoke and exercise any other remedy or remedies available to Agent or any Lessor Party by law or in equity.

     (b) No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Agent or any Lessor Party at law or in equity. No express or implied waiver by Agent or any Lessor Party of any default shall constitute a waiver of any other default by Lessee or a waiver of any rights of Agent or any Lessor Party.

     (c) If after an Event of Default Lessee fails to deliver or converts the Equipment or the Equipment is destroyed, Lessee shall be liable to Agent, on behalf of the Lessor Parties, for all unpaid Rent to the date of such failure to deliver, conversion or destruction of such Equipment plus its Unamortized Value at the time and all loss and damages sustained and all costs and expenses incurred by reason of the default. If after default Lessee delivers Equipment to Agent or if Agent repossesses Equipment, Lessee shall be liable for and Agent, on behalf of the Lessor Parties, may recover from Lessee all unpaid Rent to the date of such delivery or repossession plus all loss and damages sustained and all costs and expenses incurred by reason of the default.

     (d) After the occurrence and during the continuance of an Event of Default and while the same is continuing, Agent shall apply all payments in respect of Lessee's obligations under this Master

Leasing Agreement (including without limitation sale proceeds) one (1) Business Day after receipt in the following order:

	    (i) FIRST, to pay any reasonable expense reimbursements, fees or indemnities then due to Agent from Lessee;

	    (ii) SECOND, to pay any indemnities then due to a Lessor Party from Lessee or, if due to Agent on behalf of all Lessor Parties, on a pro rata basis to the Lessor Parties;

	    (iii) THIRD, out of sales proceeds only, to pay Tranche B Rent then due, provided that if sufficient funds are not available to fund all payments then due in respect of Tranche B Rent, the then available funds shall be allocated among the Lessor Parties in accordance with their Tranche B Percentages;

	    (iv) FOURTH, out of sales proceeds only, to pay the Unamortized Value of the Equipment in an amount up to the Tranche B Value, which payment shall be allocated among the Lessor Parties in accordance with their respective Tranche B Percentages;

	    (v) FIFTH, to pay Tranche A Rent then due, provided that if sufficient funds are not available to fund all payments then due in respect of Tranche A Rent, the then available funds shall be allocated among the Lessor Parties in accordance with their Tranche A Percentages;

	    (vi) SIXTH, to pay the remaining Unamortized Value of the Equipment, which payment shall be allocated among the Lessor Parties in accordance with their respective Tranche A Percentages; and

	    (vii) SEVENTH, to the ratable payment of all Facility Fees and other obligations of Lessee then due and payable hereunder.

     15. EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY. (a) It is the intention and understanding of Agent, the Lessor Parties and Lessee that all Equipment shall be and at all times remain personal property. Lessee will obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any rights in the Equipment paramount to the rights of Agent and the Lessor Parties, by reason of such Equipment being deemed to be real property. If, notwithstanding the intention of the parties and the provisions of this Section 15, any person acquires or claims to have acquired any rights in any Equipment paramount to the rights of Agent or the Lessor Parties, by reason of such Equipment being deemed to be real property, and such person seeks in any manner to interfere with the continued quiet enjoyment of the Equipment by Lessee as contemplated by this Master Leasing Agreement, then Lessee shall promptly notify Agent in writing of such fact (unless the basis for such interference is waived or eliminated to the satisfaction of the Agent within a period of ninety (90) days from the date it is asserted) and Lessee shall within ninety (90) days after such notice pay to Agent, on behalf of the Lessor Parties, an amount equal to the Unamortized Value of such Equipment at the time of payment. The lease of such Equipment shall continue until such payment has been received and shall thereupon terminate; and upon such payment all of Agent's and the Lessor Parties' title to and rights in such Equipment shall automatically pass to Lessee or its designee.

     (b) If Lessee chooses to terminate the lease of any Equipment pursuant to this Section 15, the Lessee shall terminate the lease of all Equipment and shall sell or purchase the Equipment and all related equipment constituting an integrated system at each of the locations at which the Equipment has been installed pursuant to the applicable provisions hereof. In addition, if Lessee shall terminate the lease of any Software Equipment pursuant to this Section 15, the Lessee shall be responsible to obtain the prior written consent of the appropriate licensors, contract vendors, co-owners and developers of the Software Equipment.

     16. PURCHASE OF EQUIPMENT; EXTENDED TERM. (a) Upon the expiration of the Non-Cancelable Term and semi-annually thereafter, upon sixty (60) days' prior written notice to Agent, and provided that an Event of Default has not occurred (and has not been waived pursuant to the provisions of Subsection 23(j) hereof), Lessee may purchase all Equipment for its then fair market value. The lease of such Equipment and Lessee's obligation to pay Rent therefor shall continue until the purchase price and any other amounts due from Lessee hereunder with respect to such Equipment have been transmitted to Agent and shall thereupon terminate. If the Lessee and the Agent cannot agree on the fair market value of any such Equipment, they shall follow the appraisal procedures provided in Section 10. Any such purchase of the Equipment shall be made pursuant to the specific terms and conditions set forth in the second paragraph of Subsection 10(a) and of Subsection 10(d) and the term "sales proceeds" used in the second paragraph of Subsection 10(a) shall be deemed to refer to the purchase price of the Equipment paid by Lessee. If Lessee chooses to purchase any Equipment pursuant to this Subsection 16(a), the Lessee shall purchase all of the Equipment. In addition, if Lessee shall purchase any Software Equipment pursuant to the terms and provisions of this Subsection 16(a), Lessee shall obtain the prior written consent of the appropriate licensors, contract vendors, co-owners and developers of the Software Equipment. In the event of any such purchase of the Equipment by Lessee, Agent shall convey all of Agent's and the Lessor Parties' right, title and interest in the Equipment to Lessee in the manner reasonably requested by Lessee, without representation or warranty, and each Lessor Party hereby agrees to provide Agent with such assistance, and to execute and deliver to Agent such documents and certificates, as are necessary or appropriate to effect such conveyance, all at Lessee's expense.

     (b) Upon expiration of the Basic Term for any Equipment leased hereunder, and provided that an Event of Default has not occurred and is not continuing, if Lessee desires to extend the term of this Master Leasing Agreement for any Equipment for an additional term (the "EXTENDED TERM"), the Lessee shall request such an extension by providing Agent with such written request at least thirty (30) days prior to the expiration of the Basic Term for such Equipment. If Agent agrees to any such request for extension, the lease of such Equipment shall be terminated with respect to the Lessor Parties and the Lessor Parties shall have no further interest therein during any such Extended Term. Any such Extended Term shall be governed by the terms and provisions of the separate Extended Rental Agreement entered into by and between CBL and Lessee on the date hereof.

     (c) If, on or prior to the expiration of the Basic Term for any Equipment, Lessee shall fail to elect to purchase such Equipment pursuant to Subsection 16(a), sell such Equipment to an unrelated third party pursuant to Section 10, or extend the term of the lease of such Equipment pursuant to Subsection 16(b), it shall be assumed that Lessee elected to extend the term of the lease of such Equipment pursuant to the separate Extended Rental Agreement referenced in Subsection 16(b) above.

     17. FINANCE LEASE STATUS. The parties agree that this lease and each Individual Leasing Record hereunder is a "Finance Lease" as defined by the UCC. Lessee acknowledges that Lessee has reviewed and approved any written "Supply Contract" (as such term is defined in the UCC), covering the Equipment purchased from the "Supplier" (as such term is defined in the UCC) thereof for lease to Lessee. Lessee also acknowledges the following:

     (a) neither Agent nor any Lessor Party has selected, manufactured, or supplied the Equipment;

     (b) Agent acquired or will acquire the Equipment or the right to possession and use of the Equipment on behalf of the Lessor Parties in connection with the Individual Leasing Record; and

     (c) Agent and the Lessor Parties provide no warranties or other rights with respect to the purchase of the Equipment and any and all rights Lessee has with respect to the purchase of the Equipment are solely against Supplier.

     18. DISCLAIMER OF WARRANTIES. LESSEE AGREES AND ACKNOWLEDGES THAT ACCEPTANCE OF THE EQUIPMENT FOR LEASE SHALL CONSTITUTE LESSEE'S ACKNOWLEDGEMENT AND AGREEMENT THAT LESSEE HAS FULLY INSPECTED SUCH EQUIPMENT, AND THAT THE EQUIPMENT IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY LESSEE, THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSE, THAT NEITHER AGENT NOR ANY LESSOR PARTY IS ENGAGED IN THE SALE OR DISTRIBUTION OF EQUIPMENT, THAT NEITHER AGENT NOR ANY LESSOR PARTY HAS SELECTED, MANUFACTURED OR SUPPLIED SUCH EQUIPMENT, THAT AGENT HAS PURCHASED THE EQUIPMENT FROM VENDORS OF LESSEE'S CHOICE, AND THAT NEITHER AGENT NOR ANY LESSOR PARTY HAS MADE OR DOES HEREBY MAKE ANY REPRESENTATION, EXPRESS WARRANTY, IMPLIED WARRANTY, OR COVENANT WHATSOEVER WITH RESPECT TO TITLE, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, OPERATION OR FITNESS OF THE EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH, OR FOR ANY PURPOSE OR USE OF LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. Agent shall, at Lessee's sole expense take all action reasonably requested by Lessee to make available to Lessee any rights of Agent under any express or implied warranties of any manufacturer or vendor of the Equipment. The Lessee acknowledges and agrees that neither the manufacturer, the supplier, nor any salesman, representative or other agent of the manufacturer or supplier, is an agent of Agent or any Lessor Party. No salesman, representative or agent of the manufacturer or supplier is authorized to waive or alter any term or condition of this Master Leasing Agreement and no representation as to the Equipment or any other matter by the manufacturer or supplier shall in any way affect Lessee's duty to pay Rent and perform its other obligations as set forth in this Master Leasing Agreement.

     19. ASSIGNMENT BY LESSOR PARTIES. (a) Each Lessor Party shall have the right at any time, upon written notice to Agent of its intent to do so, to assign all or any part of its Tranche A Commitment, Tranche B Commitment or interest in Lessee's obligations hereunder to one or more Lessor Parties or its affiliates. Each Lessor Party shall have the right at any time, with the prior written consent of Lessee and Agent (which consent shall not be unreasonably withheld) to assign all or any part of its Tranche A Commitment, Tranche B Commitment or interest in Lessee's obligations hereunder to one or more commercial banks or other financial institutions provided, however, that each such assignment to any single assignee (other than an assignment of all of a Lessor Party's interest hereunder) shall be in an amount no less than $5,000,000. Each assignment of (i) an interest in the Tranche A Value, rights to receive Tranche A Rent, a Lessor Party's Tranche A Commitment and related rights and obligations or (ii) an interest in the Tranche B Value, rights to receive Tranche B Rent, a Lessor Party's Tranche B Commitment and related rights and obligations shall be in the form of units consisting of pro rata interests in such rights and obligations.
In the case of any assignment authorized under this Section 19, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lessor Party hereunder, including without limitation the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Requisite Lessor Parties or each Lessor Party and the obligation to make funds available to Agent pursuant to Section 3. All assignments under this Section


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

19 shall be evidenced by an Assignment Certificate. The Lessor Party assigning its interests pursuant to the provisions of this Subsection 19(a) shall provide Agent with the executed Assignment Certificates and shall be obligated to pay, at the same time, a processing and recordation fee to the Agent equal to $2,500 per Assignment Certificate. Upon such Lessor Party's compliance with all of the terms of this Subsection 19(a) and upon Agent's receipt of such Assignment Certificates along with the processing and recordation fee, the Agent shall accept such Assignment Certificates and record the information contained therein.

     (b) Each Lessor Party may, with the prior written consent of Lessee and Agent (which consent shall not be unreasonably withheld), sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Master Leasing Agreement, provided that (i) the Lessor Party's obligations under this Master Leasing Agreement shall remain unchanged, (ii) the Lessor Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lessee, Agent and the other Lessor Parties shall continue to deal solely and directly with such Lessor Party in connection with the Lessor Party's rights and obligations under this Master Leasing Agreement, and the holder of any such participation shall not be entitled to require the Lessor Party to take or omit to take any action hereunder except action directly affecting the extension of any date fixed for payment of, or the reduction in amount of, any amounts allocated to the participation (except as otherwise permitted under this Master Leasing Agreement) and (iv) all costs and consequences incurred or sustained by any holder of a participation shall be added to those incurred or sustained by the Lessor Party for purposes of Section 9, limited to the amounts that would have been incurred or sustained by the Lessor Party granting the participation to such holder, had such participation not been granted.

     (c) Notwithstanding the foregoing, each Lessor Party agrees that it shall not, either prior to, upon or after the occurrence of an Event of Default, use or grant to any third party assignee the right to use the Software Equipment. Upon or prior to the execution of this Master Leasing Agreement, Lessee shall obtain the prior written consent of the appropriate licensors, contract vendors, co-owners and developers to the assignment by Lessee and by the Lessor Parties of all of their respective interests in the Software Equipment. Each Lessor Party and each assignee under this Section 19 acknowledges that as long as Lessee is not in default hereunder or under any lease executed pursuant hereto, it shall be entitled to uninterrupted use and quiet enjoyment of the Equipment on the terms herein provided.

     (d) Lessee agrees to permit Agent to record this Master Leasing Agreement if necessary to perfect Agent's or the Lessor Parties' security interests hereunder. Lessee hereby confirms that this Master Leasing Agreement cannot be canceled or terminated, except as expressly provided herein and that Lessee's obligation to pay Rent, Facility Fees and any other amounts due hereunder are absolute and unconditional. Lessee shall make payment of all Rent, Facility Fees and other payments due hereunder to Agent, on behalf of the Lessor Parties, without abatement, deduction or setoff of any kind. Lessee further covenants and agrees that it will not assert against Agent or any Lessor Party any defense, counterclaim or setoff due to a breach of warranty or otherwise in any action for Rent, Facility Fees or any other amounts due hereunder or for possession of the Equipment which is brought by Agent or any Lessor Party.

     20. ADDITIONAL REPRESENTATIONS AND COVENANT OF LESSEE. (a) By its execution and delivery of this Master Leasing Agreement and each Individual Leasing Record, Lessee shall be deemed to have represented and warranted to Agent and each Lessor Party with respect to this Master Leasing Agreement, the applicable Individual Leasing Record and the Equipment covered thereby that Lessee has the unqualified right to enter into this Master Leasing Agreement and any Individual Leasing Record and to perform their respective terms, and the execution and delivery of such documents and the terms thereof are not in variance with and will not result in a breach of any contract or agreement to which Lessee is a party or by which it is bound, including without limitation, any contracts or agreements with the Lessee's licensors, contract vendors, co-owners or developers of the Software Equipment.

     (b) Lessee hereby covenants and agrees that from and after the date hereof and so long as any Equipment is leased hereunder, it shall take no action under this Master Leasing Agreement, or request that Agent or any Lessor Party take any action under this Master Leasing Agreement, that will in any way violate any contract or agreement to which Lessee is a party or by which it is bound, with any vendor or other third party, including without limitation contracts or agreements with the Lessee's licensees of the Software Equipment.

     21. FACILITY FEES. Beginning on April 15, 1997 and continuing until the expiration of the Basic Term of the last unit of Equipment leased hereunder, Lessee shall pay to Agent, on behalf of the Lessor Parties, a facility fee in an amount equal to multiplied by (a) from April 15, 1997 until the expiration or earlier termination of the Commitment Period, the Aggregate Lease Line minus the Aggregate Amortization and (b) the Unamortized Value from the expiration of the Commitment Period until the expiration of the Basic Term of the last unit of Equipment leased hereunder (the "FACILITY FEE"). Such facility fee shall be payable quarterly in arrears, based on a 360 day year, on the 25th day of the third month of the current calendar quarter.

     22.    AGENT.   (a)  Each Lessor Party hereby designates and appoints
CBL as Agent of such Lessor Party under this Master Leasing Agreement, and each Lessor Party hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Master Leasing Agreement and to exercise such powers as are expressly set forth herein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 22. The provisions of this Section 22 are solely for the benefit of Agent and the Lessor Parties, and Lessee shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Subsection 22(f)). In performing its functions and duties under this Master Leasing Agreement, Agent shall act solely as agent of the Lessor Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lessee.

     (b) Agent shall not have any duties or responsibilities except those expressly set forth in this Master Leasing Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Master Leasing Agreement a fiduciary relationship in respect of any Lessor Party. Nothing in this Master Leasing Agreement, expressed or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Master Leasing Agreement except as expressly set forth herein. Each Lessor Party shall make its own independent investigation of the financial condition and affairs of Lessee in connection with the making and the continuance of the lease facility hereunder and shall make its own appraisal of the creditworthiness of Lessee, and Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lessor Party with any credit or other information with respect thereto. If Agent seeks the consent or approval of the Requisite Lessor Parties to the taking or refraining from taking any action hereunder, Agent shall provide written notice thereof to each Lessor Party. Agent shall promptly notify each Lessor Party at any time that the Requisite Lessor Parties have instructed Agent to act or refrain from acting pursuant hereto. Agent shall promptly provide each Lessor Party with notice of any Event of Default known to Agent.

     (c) Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lessor Party for any action taken or omitted by them hereunder or in connection herewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no such person shall be relieved of any liability imposed by law for gross negligence or intentional tort.
Agent shall not be liable for any losses to a Lessor Party resulting from the investment of the Tranche B Escrow Amount in Permitted Investments made by it in good faith pursuant to this Master Leasing Agreement. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Master Leasing Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lessor Party to whom payment was due, but not made, shall be to recover from other Lessor Parties (or former Lessor Parties) any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lessor Party for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Master Leasing Agreement or for the financial condition of Lessee. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Master Leasing Agreement or the financial condition of Lessee or the existence or possible existence of any Event of Default. Agent may at any time request instructions from the Lessor Parties with respect to any actions or approvals which by the terms of this Master Leasing Agreement Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under this Master Leasing Agreement until it shall have received such instructions from the Requisite Lessor Parties (or all Lessor Parties if required by Subsection 23(j) hereof). Without limiting the foregoing, no Lessor Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Master Leasing Agreement in accordance with the instructions of the Requisite Lessor Parties (or all Lessor Parties if required by Subsection 23(j) hereof). Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Master Leasing Agreement and its duties hereunder or thereunder, upon advice of counsel selected by it.

     (d) To the extent that Agent is not reimbursed and indemnified by Lessee, the Lessor Parties will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Master Leasing Agreement or any action taken or omitted by Agent under this Master Leasing Agreement, proportionately based upon a fraction, the numerator of which is the sum of such Lessor Party's Tranche A Commitment and Tranche B Commitment, and the denominator of which is the sum of the Maximum Tranche A Value and the Maximum Tranche B Value, provided that no Lessor Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of the Lessor Parties under this Subsection 22(d) shall survive the payment in full of Lessee's obligations hereunder and the termination of this Master Leasing Agreement.

     (e) In the event Agent at any time has a Tranche A Commitment or Tranche B Commitment hereunder (i) Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lessor Party and (ii) the terms "Lessor Parties" or "Requisite Lessor Parties" or any similar terms shall, unless the context clearly otherwise indicates, include Agent as a Lessor Party or one of the Requisite Lessor Parties. Agent may lend money to and generally engage in any other business with Lessee as if it were not acting as Agent pursuant hereto.

     (f) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Lessor Parties and Lessee. Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided in this Subsection 22(f). Upon any such notice of resignation by Agent, the Requisite Lessor Parties shall appoint a successor Agent who shall be reasonably satisfactory to Lessee. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of Lessee (which may not be withheld unreasonably), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Lessor Parties, with the consent of Lessee, appoint a successor Agent as provided above.

     (g) All payments to be made by Agent to a Lessor Party hereunder shall be distributed to the Lessor Party at its address set forth on the appropriate signature page hereof, the signature page of the Assignment Certificate by which such person became a Lessor Party or at such other address as the Lessor Party may request by written notice to Agent, subject to the provisions of this Section 22. Agent shall not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lessor Party and may suspend all payments or seek appropriate relief (including without limitation instructions from the Requisite Lessor Parties or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority of payments in Subsections 5(b), 10(d) and 14(d) of this Master Leasing Agreement is set forth solely to determine the rights and priorities of Agent and the Lessor Parties as among themselves and may at any time be changed by Agent and the Lessor Parties as they may elect, in writing in accordance with Subsection 23(j), without necessity of notice or consent to or approval by Lessee or any other person.

     23. MISCELLANEOUS. (a) THIS MASTER LEASING AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     (b) Each of the parties hereto acknowledges that the other parties shall not by act, delay, omission or otherwise be deemed to have waived any of their rights or remedies hereunder or under any other instrument given hereunder unless such waiver is given in writing in accordance with the provisions of Subsection 23(j). A waiver or consent on any one occasion shall not be construed as a waiver or consent on any future occasion, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Lessee in any case shall entitle Lessee to any other or further notice or demand in similar or other circumstances.

     (c) This Master Leasing Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assignees.

     (d) All rights, remedies and powers granted herein, or in any other instrument given in connection herewith, shall be cumulative and may be exercised singularly or cumulatively.

     (e) This Master Leasing Agreement constitutes the entire understanding or agreement among Agent, the Lessor Parties and Lessee with respect to the subject matter hereof, and there is no understanding or agreement, oral or written, which is not set forth herein. The Lessee agrees to do such further acts and things and to execute and deliver to Agent such additional agreements, powers and instruments as Agent or the Requisite Lessor Parties may reasonably require or deem advisable to carry into effect the purposes of this Master Leasing Agreement or to better assure and confirm to Agent and the Lessor Parties their respective rights, powers and remedies under this Master Leasing Agreement.

     (f) Notices to Lessee required pursuant to this Master Leasing Agreement shall be delivered to The Southland Corporation at 2711 North Haskell Avenue, Dallas, Texas 75204-2910, Attention: Legal Department, or at such other location as Lessee may direct in writing. Notices to Agent required pursuant to this Master Leasing Agreement shall be delivered to CBL Capital Corporation at 989 East Hillsdale Boulevard, Suite 300, Foster City, CA 94404, Attention: Contract Services Department, or at such other location as Agent may direct in writing. Notices to a Lessor Party pursuant to this Master Leasing Agreement shall be delivered to the address set forth below the Lessor Party's name on the signature pages of this Master Leasing Agreement or of the Assignment Certificate by which such person became a Lessor Party hereunder, or at such other location as the Lessor Party may direct by notice to Agent and Lessee.

     (g) This Master Leasing Agreement may be executed in two or more counterparts, each of which, when taken together, shall constitute a single agreement binding upon all the parties hereto.

     (h) If any provision of this Master Leasing Agreement is in conflict with any statute or rule of law in the jurisdiction where it is sought to be enforced, then such provision shall be deemed null and void to the extent that it may be in conflict therewith, but without invalidating the remaining provisions hereof.

     (i) AGENT, THE LESSOR PARTIES AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MASTER LEASING AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT, THE LESSOR PARTIES AND LESSEE TO ENTER INTO THIS MASTER LEASING AGREEMENT.

     (j) No amendment or modification of any provision of this Master Leasing Agreement shall be effective without the written agreement of the Requisite Lessor Parties and Lessee, and no termination or waiver of any provision of this Master Leasing Agreement, or consent to any departure by Lessee therefrom, shall in any event be effective without the written concurrence of the Requisite Lessor Parties, provided that any amendment, modification or waiver of any provision of this Master Leasing Agreement relating to (i) the amount of the Facility Fee, the Tranche A Commitments, the Tranche B Commitments, the Maximum Tranche A Value or the Maximum Tranche B Value, (ii) any reduction in amount, change in order of priority of payments, or extension of time fixed for any payment to the Lessor Parties (or to Agent on behalf of the Lessor Parties) hereunder, (iii) the definitions of "Aggregate Lease Line", "Base Amount", "Commitment Period", "Libor Rate", "Non-Cancelable Term", "Quarterly Amortization Figure", "Rent", "Requisite Lessor Parties", "Tranche A Percentage", "Tranche A Rent", "Tranche A Value", Tranche B Escrow Amount", "Tranche B Percentage", "Tranche B Rent", "Tranche B Value", "Unamortized Value" or "Unguaranteed Residual" or (iv) the provisions of this Subsection 23(j) or any other provision hereof expressly requiring the consent or approval of all Lessor Parties shall be effective only if evidenced by a writing signed by or on behalf of all Lessor Parties. No amendment, modification, termination or waiver of any provision of Section 22 or any other provision referring to or affecting Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lessor Party, execute amendments, modifications, waivers or consents on behalf of that Lessor Party. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 23(j) shall be binding on Agent, each Lessor Party and, if signed by Lessee, Lessee.

     (k) Each Lessor Party that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to Lessee and the Agent all forms, certificates and additional documentation required from the Senior Lenders as set forth in Section 12.21 of the Credit Agreement.

     IN WITNESS WHEREOF, Agent, the Lessor Parties and Lessee have duly executed this Master Leasing Agreement as of the day and year first above written.

					   CBL CAPITAL CORPORATION, as
					   Agent for the Lessor Parties
Attest:


By                                       By
  -------------------------------          ----------------------------
	  Secretary
					 Title
					      -------------------------

Date
    ----------------------------
					 THE SOUTHLAND CORPORATION, Lessee
Attest:


By                                       By
  ------------------------------           -----------------------------
	  Secretary
					 Title
					      --------------------------


					 LESSOR PARTIES:


					 CBL CAPITAL CORPORATION



					 By
					   -----------------------------

					 Title
					      -------------------------

					 Notice Address:
					 989 East Hillsdale Boulevard,
					    Suite 300
					 Foster City, CA 94404
					 Attention: Contract Services
					    Department

					 Tranche A Commitment: $0

					 Tranche B Commitment: $7,200,000.00

					 CITIBANK, N.A.


					 By
					   --------------------------------
					   Name:
					   Title:

					 Notice Address:
					 Citibank, N.A.
					 399 Park Avenue, 12th Floor,
					     Zone 19
					 New York, NY  10043
					 Attn:  Robert Snell
					 Telecopier No. (212) 793-7585

					 Tranche A Commitment:
					     $17,717,782.66

					 Tranche B Commitment:  $0


					 THE SAKURA BANK, LIMITED, NEW YORK
					     BRANCH


					 By
					   -------------------------------
					     Name:
					     Title:

					 Notice Address:
					 The Sakura Bank, Limited, New York
					     Branch
					 277 Park Avenue
					 New York, New York  10172-0121
					 Attn:  Toshihiro Funatsu
					 Telecopier No.  (212) 888-7651

					 Tranche A Commitment:$17,717,782.66

					 Tranche B Commitment: $2,000,000.00

					 THE MITSUI TRUST AND BANKING
					 COMPANY, LIMITED, NEW YORK
					 BRANCH


					 By
					   ---------------------------------
					     Name:
					     Title:

					 Notice Address:
					 The Mitsui Trust and Banking
					     Company,
					 Limited, New York Branch
					 1251 Avenue of the Americas,
					     39th Floor
					 New York, New York  10020-1104
					 Attn:  Edward Simnor
					 Telecopier No.  (212) 768-9044

					 Tranche A Commitment:$12,248,627.88

					 Tranche B Commitment:  $0


					 BANK OF TOKYO - MITSUBISHI TRUST
					     COMPANY

					 By
					   -------------------------------
					     Name:
					     Title:

					 Notice Address:
					 Bank of Tokyo - Mitsubishi Trust
					     Company
					 1251 Avenue of the Americas
					 New York, New York  10020-1104
					 Attn:  Hideki Kinumatsu/Japanese
					     Corporate
					 Dept. - II
					 Telecopier No.  (212) 782-6436

					 Tranche A Commitment:$12,248.627.88

					 Tranche B Commitment:  $0

					 CANADIAN IMPERIAL BANK OF COMMERCE
					 By:  CIBC WOOD GUNDY SECURITIES
					 CORP.


					 By
					   --------------------------------
					     Name:
					     Title:

					 Notice Address:
					 Canadian Imperial Bank of Commerce
					 Two Paces West
					 2727 Paces Ferry Road, Suite 1200
					 Atlanta, Georgia  30339
					 Attn:  Kelli Jones
					 Telecopier No.  (770) 319-4817

					 Tranche A Commitment: $3,560,647.64

					 Tranche B Commitment:  $0


					 THE FUJI BANK, LIMITED, HOUSTON
					     AGENCY

					 By
					   ----------------------------
					     Name:
					     Title:

					 Notice Address:
					 The Fuji Bank, Limited, Houston
					     Agency
					 1 Houston Center, Suite 4100
					 1221 McKinney Street
					 Houston, Texas  77010
					 Attn:  Philip C. Lauinger, III
					(Credit Matters)
					 Jenny Lin
					(Administrative Matters)
					 Telecopier No.  (713) 759-0048

					 Tranche A Commitment:$12,248,627.88

					 Tranche B Commitment:  $0

					 NATIONSBANK OF TEXAS, N.A.


					 By
					   ---------------------------------
					     Name:
					     Title:

					 Notice Address:
					 NationsBank of Texas, N.A.
					 901 Main Street, 14th Floor
					 Dallas, Texas  75202-3714
					 Attn:  Cynthia Amador
					 Telecopier No. (214) 508-0944


					 Tranche A Commitment: $6,124,313.94

					 Tranche B Commitment:  $0



					 BANKERS TRUST COMPANY


					 By
					   ---------------------------------
					     Name:
					     Title:

					 Notice Address:
					 Bankers Trust Company
					 130 Liberty Street, 30th Floor
					 New York, New York  10006
					 Attn:  Frank Russo
					 Telecopier No.  (212) 250-7351

					 Tranche A Commitment: $3,560,647.64

					 Tranche B Commitment:  $0

					 THE ASAHI BANK, LTD., NEW YORK
					     BRANCH


					 By
					   ---------------------------------
					     Name:
					     Title:

					 Notice Address:
					 The Asahi Bank, Ltd., New York
					     Branch
					 1 World Trade Center, Suite 6011
					 New York, New York  10048-0476
					 Attn:  Mr. Douglas E. Price
					(Credit Matters)
					 Debbie Gopaul
					(Administrative Matters)
					 Telecopier No.  (212) 432-1135

					 Tranche A Commitment:$12,248,627.88

					 Tranche B Commitment: $2,000,000.00



					 THE INDUSTRIAL BANK OF JAPAN
					     TRUST COMPANY
					 By: THE INDUSTRIAL BANK OF JAPAN,
					     LIMITED, HOUSTON OFFICE,
					     Authorized Representative

					 By
					   --------------------------------
					     Name:
					     Title:

					 Notice Address:
					 The Industrial Bank of Japan
					     Trust Company
					 1251 Avenue of the Americas
					 New York, New York  10020
					 Attn:  Atsushi Kawai
					 Telecopier No.  (212) 282-4250

					 Tranche A Commitment: $6,124,313.94

					 Tranche B Commitment:  $0

				      EXHIBIT A
					   TO
				  MASTER LEASING AGREEMENT


				   ASSIGNMENT CERTIFICATE

			     Dated as of
					------------------------


     Reference is made to the Master Leasing Agreement dated as of April 15, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Master Leasing Agreement") by and among THE SOUTHLAND CORPORATION, a Texas corporation ("Lessee"), the FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO AS LESSOR PARTIES, CBL CAPITAL CORPORATION ("CBL"), in its separate capacity as Agent for the Lessor Parties (in such capacity, together with any successor agent appointed pursuant to the Master Leasing Agreement, the "Agent"). Terms defined in the Master Leasing Agreement are used herein with the same meaning unless otherwise defined herein.

	       ("Assignor") and               ("Assignee") agree as follows:
---------------                ---------------

     1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, (collectively, the "ASSIGNED PROPERTY") [a Tranche A Commitment in the amount of$----------- representing a Tranche A Percentage of --------%] [and] [a Tranche B Commitment in the amount of $------------ representing a Tranche B Percentage of --------%. Assignee hereby expressly assumes and agrees to perform, to the extent of the interest assigned hereunder, Assignor's obligations and liabilities as a Lessor Party under the Master Leasing Agreement, including but not limited to the obligations to advance funds to Agent for the purchase of Equipment (collectively, the "ASSUMED OBLIGATIONS").

     2. Assignor (i) represents and warrants that it is the legal and beneficial owner of, and has full right to sell and assign, the Assigned Property and (ii) confirms that it has obtained all necessary approvals, taken all necessary corporate and legal action and has full power and authority to enter into this Assignment Certificate. Assignor and Agent (i) make no representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Master Leasing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Master Leasing Agreement or any other instrument or document furnished pursuant thereto,
(ii) make no representation or warranty and assume no responsibility for the performance or observance by Lessee of any of its obligations under the Master Leasing Agreement or any other instrument or document furnished pursuant thereto, and (iii) make no other representation or warranty, except (in the case of Assignor) as expressly set forth herein.

     3. Assignee (i) confirms that it has received a copy of the Master Leasing Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Certificate and that it has obtained all necessary approvals, taken all necessary corporate and legal action and has full power and authority to enter into this Assignment Certificate; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lessor Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Master Leasing Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Master Leasing Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Master Leasing Agreement are required to be performed by it as a Lessor Party; (v) specifies as its address for notices, the office(s) set forth beneath its name on the signature pages hereof; and (vi) represents and warrants that it is acquiring the Assigned Property for its own account and not with a view toward a public sale or distribution and has such knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of purchasing the Assigned Property and to make the necessary investment decisions in connection therewith.

     4. The effective date for this Assignment Certificate shall be the date of acceptance thereof by Agent, unless a later date is specified on the signature pages hereof (the "EFFECTIVE DATE"). Following the execution of this Assignment Certificate by Assignor and Assignee, it will be delivered to Agent for acceptance and recording by Agent, together with a processing and recordation fee in the amount of $2,500.00.

     5. Upon such acceptance and recording by Agent, on and after the Effective Date, Agent shall make all payments under the Master Leasing Agreement in respect of the interest assigned hereby (including, without limitation, Rent) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Master Leasing Agreement for periods prior to the Effective Date directly between themselves.

     6. This Assignment Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment
Certificate to be executed by the      ---------------------------------ir
respective officers thereunto duly authorized as of the date first above written.

					  (NAME OF ASSIGNOR)



					   By:
					      ---------------------------
					   Title:
						-------------------------

					  (NAME OF ASSIGNEE)



					  By:
					     ----------------------------
					  Title:
						-------------------------


					  Address for notices:

					  -------------------------------
					  -------------------------------
					  Attention:
						    ---------------------
					  Telephone:
						    (----)---------------
					  Fax:
						    (----)---------------

(Effective Date:
		---------------------)

Accepted this     day
	     -----
of
   ---------------------

CBL Capital Corporation,
  as Agent


By:
    -----------------------------------
Title: